UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

of THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2015

CHENIERE ENERGY PARTNERS LP HOLDINGS, LLC

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36234	36-4767730
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

700 Milam Street, Suite 1900, Houston, Texas 77002

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2015, the Board of Directors (the “Board”) of Cheniere Energy Partners LP Holdings, LLC (“Holdings”) appointed Neal A. Shear as interim Chief Executive Officer and President of Holdings, effective immediately. Mr. Shear also was appointed as a member of the Board by Cheniere Energy, Inc. (“Cheniere”), the ultimate parent company of Holdings, and appointed by the Board as its Chairman. Mr. Shear’s appointment follows the Board’s decision to terminate Charif Souki as the Chief Executive Officer and President of Holdings. Mr. Souki was also removed as a director and as Chairman of the Board by Cheniere, effective immediately.

Item 7.01 Regulation FD Disclosure.

A copy of a press release announcing the matters referenced in Item 5.02 is furnished with this Current Report on Form 8-K as Exhibit 99.1.

The information furnished herewith pursuant to Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated December 13, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY PARTNERS LP HOLDINGS, LLC

Date: December 13, 2015	By:	/s/ Michael J. Wortley
	Name:	Michael J. Wortley
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release, dated December 13, 2015.